Prospectus  Supplement  No.  1
                                                               Filed Pursuant to
                                                        Rule 424 (b) (3) and (c)
                                                              File No. 333-62094

                                 EXELIXIS, INC.
                                2,270,522 SHARES
                                  COMMON STOCK

                ------------------------------------------------
     This prospectus supplement supplements the prospectus, dated June 12, 2001, of Exelixis, Inc. relating to the public offering, which is not being underwritten, and sale of up to 2,270,522 shares of our common stock by selling stockholders of Exelixis (or by donees, pledgees, transferees and other successors in interest that receive such shares as a gift, pledge, partnership distribution or other non-sale transfer) who recived such shares in connection with our acquisition of Artemis Pharmaceuticals GmbH. This prospectus supplement should be read in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the prospectus.

SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON STOCK.


                ------------------------------------------------

     The shares offered or sold under this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission nor have any of these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                ------------------------------------------------








            The date of this prospectus supplement is June 26, 2002.

     The table and related notes appearing in the prospectus, dated June 12, 2001, under the heading "Selling Stockholders" is superseded by the following table and related notes as of June 26, 2002:



                                                      Selling Stockholders

                                                                Shares  Beneficially                      Shares Beneficially
                                                                 Owned Prior to the       Number of         Owned After the
                                                                      Offering           Shares Being          Offering (1)
                                                                ---------------------                     --------------------
Name                                                              Number     Percent        Offered        Number    Percent
--------------------------------------------------------------  ---------  ----------   -----------------  --------- ----------
3i Group Investments Limited Partnership . . . . . . . . . . .    387,706           *            387,706          0          *
Advent Partners Limited Partnership(2) . . . . . . . . . . . .     68,078           *              4,064     64,014          *
Advent Performance Materials Limited
Partnership(2) . . . . . . . . . . . . . . . . . . . . . . . .    296,592           *              9,347    287,245          *
Adwest Limited Partnership(2). . . . . . . . . . . . . . . . .    169,831           *              5,690    164,141          *
Rovent II Limited Partnership(2) . . . . . . . . . . . . . . .  1,185,153         2.4%            36,170  1,148,983        2.3%
Atlas Venture Europe Fund B.V.(3). . . . . . . . . . . . . . .  1,263,450         2.6             26,010  1,237,440        2.5
Atlas Venture Fund II, L.P.(3) . . . . . . . . . . . . . . . .  2,641,418         5.4            160,122  2,481,296        5.1
Atlas Venture Germany B.V.(3). . . . . . . . . . . . . . . . .     54,051           *             54,051          0          *
Guido Arens. . . . . . . . . . . . . . . . . . . . . . . . . .      1,741           *              1,741          0          *
Martina Beck . . . . . . . . . . . . . . . . . . . . . . . . .        120           *                120          0          *
Petra Beeckmann. . . . . . . . . . . . . . . . . . . . . . . .      1,703           *              1,703          0          *
Marion Bernzen . . . . . . . . . . . . . . . . . . . . . . . .        527           *                527          0          *
Gerd Beyer . . . . . . . . . . . . . . . . . . . . . . . . . .      2,044           *              2,044          0          *
Biotechvest Limited Partnership. . . . . . . . . . . . . . . .      2,032           *              2,032          0          *
Commerz Beteiligungsgesellschaft GmbH. . . . . . . . . . . . .     38,608           *             38,608          0          *
Maria da Silva . . . . . . . . . . . . . . . . . . . . . . . .         96           *                 96          0          *
Alf Domeyer. . . . . . . . . . . . . . . . . . . . . . . . . .      1,703           *              1,703          0          *
Peter Erken. . . . . . . . . . . . . . . . . . . . . . . . . .         45           *                 45          0          *
Nicole Faust . . . . . . . . . . . . . . . . . . . . . . . . .      5,272           *              5,272          0          *
Susanne Felder . . . . . . . . . . . . . . . . . . . . . . . .      2,413           *              2,413          0          *
Manuela Flad . . . . . . . . . . . . . . . . . . . . . . . . .        193           *                193          0          *
Berthold Gierke. . . . . . . . . . . . . . . . . . . . . . . .        460           *                460          0          *
Nicole Glesmann. . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
Global Life Science Holding V GmbH . . . . . . . . . . . . . .    100,787           *            100,787          0          *
Monique Goerl. . . . . . . . . . . . . . . . . . . . . . . . .        209           *                209          0          *
Iris Gorcke. . . . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
Sandra Graf. . . . . . . . . . . . . . . . . . . . . . . . . .        173           *                173          0          *
Ursula Hagner. . . . . . . . . . . . . . . . . . . . . . . . .        133           *                133          0          *
Monika Hahn-Wansel . . . . . . . . . . . . . . . . . . . . . .      1,741           *              1,741          0          *
Cornelia Heimann . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
Thomas Hennek. . . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
Elisabeth Hennen . . . . . . . . . . . . . . . . . . . . . . .        240           *                240          0          *
Biomedicine L.P.(4). . . . . . . . . . . . . . . . . . . . . .    399,085           *            399,085          0          *
Rudi Jaenisch. . . . . . . . . . . . . . . . . . . . . . . . .      3,548           *              3,548          0          *
Michelle Johnson . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
Christian Kaps . . . . . . . . . . . . . . . . . . . . . . . .      1,135           *              1,135          0          *
Gunter Kauselmann. . . . . . . . . . . . . . . . . . . . . . .      3,990           *              3,990          0          *
Heinrich Kehlbeck. . . . . . . . . . . . . . . . . . . . . . .      3,066           *              3,066          0          *
Heidrun Kern . . . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
Mike Kierdorf. . . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
Anja Kirchner. . . . . . . . . . . . . . . . . . . . . . . . .        201           *                201          0          *
Thomas Koblizek Dr . . . . . . . . . . . . . . . . . . . . . .      1,703           *              1,703          0          *
Dagmar Kluth . . . . . . . . . . . . . . . . . . . . . . . . .      2,163           *              2,163          0          *
Nicole Krafzik . . . . . . . . . . . . . . . . . . . . . . . .        870           *                870          0          *
Barbara Kraus. . . . . . . . . . . . . . . . . . . . . . . . .      3,390           *              3,390          0          *
Ralf Kuhn. . . . . . . . . . . . . . . . . . . . . . . . . . .     18,656           *             18,656          0          *
Birgit Kuter-Luks. . . . . . . . . . . . . . . . . . . . . . .        475           *                475          0          *
Janice Labedzki. . . . . . . . . . . . . . . . . . . . . . . .        144           *                144          0          *
Ulrike Langheinrich. . . . . . . . . . . . . . . . . . . . . .      5,272           *              5,272          0          *
Carsten Loeschke . . . . . . . . . . . . . . . . . . . . . . .         45           *                 45          0          *
Sabine Maurer. . . . . . . . . . . . . . . . . . . . . . . . .         66           *                 66          0          *
Dagmar Megerle . . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
MILOS Vermogensverwaltungs GmbH. . . . . . . . . . . . . . . .     93,066           *             93,066          0          *
Heiderose Neu. . . . . . . . . . . . . . . . . . . . . . . . .        235           *                235          0          *
Renate Nordin. . . . . . . . . . . . . . . . . . . . . . . . .        120           *                120          0          *
Christiane Nusslein-Volhand. . . . . . . . . . . . . . . . . .    131,674           *            131,674          0          *
Jorg Odenthal. . . . . . . . . . . . . . . . . . . . . . . . .     11,194           *             11,194          0          *
Oxford Bioscience Partners (Adjunct) II Limited Partnership(5)     12,599           *             12,599          0          *
Oxford Bioscience Partners (Bermuda) II Limited Partnership(5)     33,325           *             33,325          0          *
Oxford Bioscience Partners (GS-Adjunct) II
Limited Partnership(5) . . . . . . . . . . . . . . . . . . . .     44,297           *             44,297          0          *
Oxford Bioscience Partners II Limited
Partnership(5) . . . . . . . . . . . . . . . . . . . . . . . .     45,517           *             45,517          0          *
Niketan Pandit . . . . . . . . . . . . . . . . . . . . . . . .        227           *                227          0          *
Stelios Papadopoulos(6). . . . . . . . . . . . . . . . . . . .    482,277           *              4,064    478,213          *
Margot Paul. . . . . . . . . . . . . . . . . . . . . . . . . .        240           *                240          0          *
Marion Pezzuti . . . . . . . . . . . . . . . . . . . . . . . .        120           *                120          0          *
Max-Planck-Gesellschaft. . . . . . . . . . . . . . . . . . . .     50,800           *             50,800          0          *
Yvonne Postma. . . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
Christiane Priebnitz . . . . . . . . . . . . . . . . . . . . .        416           *                416          0          *
Klaus Rajewsky . . . . . . . . . . . . . . . . . . . . . . . .    131,674           *            131,674          0          *
Karlheinz Rein . . . . . . . . . . . . . . . . . . . . . . . .      1,703           *              1,703          0          *
Anja Rode. . . . . . . . . . . . . . . . . . . . . . . . . . .        713           *                713          0          *
Paul Rounding. . . . . . . . . . . . . . . . . . . . . . . . .     10,545           *             10,545          0          *
Andrea Sabiwalsky. . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
Caroline Samuel. . . . . . . . . . . . . . . . . . . . . . . .      1,203           *              1,203          0          *
Ieda Santana-Stamm . . . . . . . . . . . . . . . . . . . . . .         45           *                 45          0          *
Jochen Scheel. . . . . . . . . . . . . . . . . . . . . . . . .     11,194           *             11,194          0          *
Nico Scheer. . . . . . . . . . . . . . . . . . . . . . . . . .      1,703           *              1,703          0          *
Lothar Schleithoff . . . . . . . . . . . . . . . . . . . . . .      2,271           *              2,271          0          *
Michael Schoor . . . . . . . . . . . . . . . . . . . . . . . .      3,613           *              3,613          0          *
Stefan Schulte-Merker. . . . . . . . . . . . . . . . . . . . .     21,144           *             21,144          0          *
Daniela Schulz . . . . . . . . . . . . . . . . . . . . . . . .         45           *                 45          0          *
Frieder Schwenk. . . . . . . . . . . . . . . . . . . . . . . .     12,437           *             12,437          0          *
Jost Seibler . . . . . . . . . . . . . . . . . . . . . . . . .      1,906           *              1,906          0          *
Stefan Spieb . . . . . . . . . . . . . . . . . . . . . . . . .      1,135           *              1,135          0          *
Peter Stadler(7) . . . . . . . . . . . . . . . . . . . . . . .    427,917           *            197,917    230,000          *
Miriam Stahl . . . . . . . . . . . . . . . . . . . . . . . . .        210           *                210          0          *
Gordon Stott . . . . . . . . . . . . . . . . . . . . . . . . .      2,007           *              2,007          0          *
Jens Tampe . . . . . . . . . . . . . . . . . . . . . . . . . .      2,271           *              2,271          0          *
Tbg Technologie-Beteiligungs . . . . . . . . . . . . . . . . .    116,230           *            116,230          0          *
Danja Thiel. . . . . . . . . . . . . . . . . . . . . . . . . .         63           *                 63          0          *
Hartmut Tintrup. . . . . . . . . . . . . . . . . . . . . . . .      3,893           *              3,893          0          *
Ute Tinsz. . . . . . . . . . . . . . . . . . . . . . . . . . .        100           *                100          0          *
Torsten Trowe. . . . . . . . . . . . . . . . . . . . . . . . .     12,437           *             12,437          0          *
Gabriele Vacun . . . . . . . . . . . . . . . . . . . . . . . .        416           *                416          0          *
Thomas Wagner. . . . . . . . . . . . . . . . . . . . . . . . .      6,748           *              6,748          0          *
Brigitte Walderich . . . . . . . . . . . . . . . . . . . . . .      5,542           *              5,542          0          *
Andreas Walker . . . . . . . . . . . . . . . . . . . . . . . .         56           *                 56          0          *
Michael Walker . . . . . . . . . . . . . . . . . . . . . . . .        452           *                452          0          *
Catrin Weiler. . . . . . . . . . . . . . . . . . . . . . . . .        870           *                870          0          *
Heike Wessendorf . . . . . . . . . . . . . . . . . . . . . . .        567           *                567          0          *
Branko Zevnik. . . . . . . . . . . . . . . . . . . . . . . . .      3,066           *              3,066          0          *
Sandra Zymny . . . . . . . . . . . . . . . . . . . . . . . . .        113           *                113          0          *
                                                                                       -----------------
 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .                                 2,270,522
                                                                                       -----------------

_______________________

(1)  Assumes  the  sale  of  all  shares  offered  hereby.
(2) This fund is managed by Advent International Corporation ("Advent"), which exercises sole voting and investment power with respect to all shares held by this fund. Advent International Investors II, L.P., which is another fund affiliated with Advent, holds 3,614 shares of Exelixis common stock but is not a selling stockholder. All of the funds affiliated with Advent own 3.5% prior to the offering and 3.4% after the offering. Jason S.
     Fisherman, M.D. is a vice president of Advent and has been a director of Exelixis since March 1996. Dr. Fisherman disclaims beneficial ownership of these shares except for 17,493 shares that are indirectly beneficially owned by Dr. Fisherman.
(3) This fund is managed by Atlas Venture ("Atlas"), which consists of a group of funds under common control. All of the funds affiliated with Atlas own 8.1% prior to the offering and 7.6% after the offering. Jean-Francois Formela, M.D. is a general partner of Atlas and has been a director of Exelixis since September 1995. No general partner of Atlas is deemed to have voting and investment power with respect to such shares, and Dr. Formela disclaims beneficial ownership of these shares.
(4) Jurgen Drews, M.D. has been a director of Exelixis since July 1998. Dr. Drews was Chairman of the Board of Biomedicine L.P. (formerly International BM Biomedicine Holdings AG), from October 1997 until January 2001.
(5) Edmund Olivier de Vezin is a general partner of Oxford Bioscience Partners and was a director of Exelixis from July 1997 until May 2001. Mr. Olivier disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares.
(6) Dr. Papadopoulos has been a director of Exelixis since December 1994 and Chairman of the Board since January 1998. Dr. Papadopoulos' stock holdings include 10,000 shares held by Foundation Sante, of which Dr. Papadopoulos is co-trustee, and 30,000 shares that Dr. Papadopoulos has the right to acquire pursuant to an option exercisable within 60 days of May 14, 2001, 17,605 of which would be subject to repurchase by Exelixis.
(7) Dr. Stadler has been a director of Exelixis since April 1998. Dr. Stadler has been Managing Director of Artemis Pharmaceuticals GmbH since May 2001. Dr. Stadler's stock holdings consist of 167,500 shares that Dr. Stadler has the right to acquire pursuant to an option exercisable within 60 days of May 14, 2001, 41,042 of which would be subject to repurchase by Exelixis.

          We may from time to time supplement or amend the prospectus to reflect the required information concerning a transferee, pledgee, donee or successor to the Selling Stockholders named in the prospectus.